CONSENT OF FRANK L. SASSETTI & CO.

The undersigned, Frank L. Sassetti & Co., Certified Public Accountants, hereby consents to the use of the certified audit reports it prepared as of April 30, 2004 and December 31, 2003, and the related statements of operations, partners' equity and cash flows for the four months ended April 30, 2004, the period from May 16, 2003 (date of inception) through December 31, 2003 and the period from May 16, 2003 (date of inception) through April 30, 2004, for Providence Select Fund, Limited Partnership and as of April 30, 2004 and December 31, 2003, and the related statements of operations and cash flows for the four months ended April 30, 2004, the period from April 21, 2003 (date of inception) through December 31, 2003 and the period from April 21, 2003 (date of inception) through April 30, 2004 for its Corporate General Partner, White Oak Financial Services, Incorporated. The undersigned hereby further consents to inclusion of its name and the other information under the section "Experts" in the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission and the states to be selected by the General Partner.

The Undersigned hereby certifies (i) that it furnished the statements and information set forth in the Prospectus related to it, (ii) that such statements and information are accurate, complete and fully responsive to the disclosure requirements of its background, authority to audit financial results and certify those results as certified public accountants and the information required to be supplied in the Prospectus thereto, and (iii) that it has not omitted any information required to be stated therein with respect to it or the financial results it prepared which are necessary to make the statements and information therein not misleading.



                                          Frank L. Sassetti & Co.



                                          /s/ Frank L. Sassetti & Co.


Frank L. Sassetti, & Co.
6611 West North Avenue
Oak Park, Illinois  60302

(708) 386-1433

Date:  May 11, 2004